UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 24, 2009
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania	15650-0231
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
EX-99.1
Item 2.02 Results of Operations and Financial Condition
On April 24, 2009, Kennametal Inc. (Kennametal or the Company) issued an earnings announcement for its fiscal third quarter ended March 31, 2009.
The press release contains certain non-generally accepted accounting principles (GAAP) financial measures. The following GAAP financial measures have been presented on an adjusted basis: gross profit, operating expense, operating (loss) income, Metalworking Sales and Services Group (MSSG) operating (loss) income, Advanced Materials Solutions Group (AMSG) operating (loss) income, net (loss) income and diluted (loss) earnings per share. Adjustments include: (1) restructuring and related charges for the three and nine months ended March 31, 2009, (2) asset impairment charges for the three and nine months ended March 31, 2009, (3) goodwill impairment charge for the three and nine months ended March 31, 2008 and (4) impact of German tax law change for the nine months ended March 31, 2008. Management adjusts for these items in measuring and compensating internal performance and to more easily compare the Company’s financial performance period-to-period. The press release also contains free operating cash flow, which is also a non-GAAP measure and is defined below.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current period and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for strategic initiatives (such as acquisitions), dividends, debt repayment and other investing and financing activities.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.
Additionally, during our quarterly earnings teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Adjusted EBIT
EBIT is an acronym for Earnings Before Interest and Taxes and is a non-GAAP financial measure. The most directly comparable GAAP measure is net income. However, we believe that EBIT is widely used as a measure of operating performance and we believe EBIT to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining operating performance or cash generation that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBIT for minority interest expense, interest income, securitization fees, pre-tax income from discontinued operations and special items. Management uses this information in reviewing operating performance and in determining compensation.
Debt to Capital
Debt to capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by total shareowners’ equity plus minority interest plus total debt. The most directly comparable GAAP measure is debt to equity, which is defined as total debt divided by shareowners’ equity. Management believes that debt to capital provides additional insight into the underlying capital structuring and performance of the Company.

ADJUSTED EBIT (UNAUDITED)

	Three Months Ended
	March 31,
(in thousands, except percents)	2009	2008

Net (loss) income, as reported	$(137,874)	$23,170
Net (loss) income as a percent of sales	(31.2%)	3.4%
Add back (deduct):
Interest expense	6,672	8,005
Tax (benefit) expense	(14,660)	16,616

EBIT	(145,862)	47,791
Additional adjustments:
Minority interest expense	161	742
Interest income	(806)	(1,321)
Securitization fees	—	5
Special Items:
Restructuring and related charges	33,537	—
Goodwill and intangible impairment charges	111,042	35,000

Adjusted EBIT	$(1,928)	$82,217

Adjusted EBIT as a percent of sales	(0.4%)	11.9%

DEBT TO CAPITAL (UNAUDITED)	March 31,	June 30,
(in thousands, except percents)	2009	2008

Total debt	$502,093	$346,652
Total shareowners’ equity	1,249,328	1,647,907

Debt to equity, GAAP	40.2%	21.0%

Total debt	$502,093	$346,652
Minority interest	18,678	21,527
Total shareowners’ equity	1,249,328	1,647,907

Total capital	$1,770,099	$2,016,086

Debt to capital	28.4%	17.2%

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Fiscal 2009 Third Quarter Earnings Announcement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
Date: April 24, 2009	By:	/s/ Wayne D. Moser
Wayne D. Moser
Vice President Finance and Corporate Controller